SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 18, 2011

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, Bridgeline Digital, Inc. (“Bridgeline Digital” or the “Company”) appointed Michael D. Prinn to the position of Principal Financial Officer.

Mr. Prinn, 37, is currently Bridgeline Digital’s Chief Accounting Officer and Vice President of Finance.  He has been with the Company since August of 2010 and was appointed Chief Accounting Officer in December 2010.  Prior to joining Bridgeline Digital, from 2006 to 2010, Mr. Prinn was a Controller at Sapient, an $800 million publicly-held global integrated marketing and technology services company.  From 2003 to 2006 Mr. Prinn was the Corporate Controller for SensAble Technologies, a developer of 3D touch-enabled digital solutions. Prior to joining SensAble Technologies, Mr. Prinn was an Audit Manager in Arthur Andersen’s High Tech Audit Practice.  Mr. Prinn received his B.S. in Accounting from Boston College and is a Certified Public Accountant.

On January 19, 2011, the Company entered into an employment agreement with Mr. Prinn for an initial term of ten months, beginning on December 1, 2010 and ending on September 30, 2011.  The agreement may be terminated by (i) the Company, in the event of Mr. Prinn’s death, resignation, retirement, or disability, or for or without cause, or (ii) by Mr. Prinn for good reason. In the event that Mr. Prinn’s employment is terminated by the Company without cause or if Mr. Prinn terminates his employment for good reason, he is entitled to receive severance payments equal to (i) the monthly rate of salary payable under the agreement for a period of six months, plus (ii) an amount equal to the quarterly bonus paid to Mr. Prinn for the preceding quarter immediately prior to his termination, and to have any stock options held by Mr. Prinn which have not lapsed and which are not otherwise exercisable be accelerated so as to be immediately exercisable.

The employment agreement also states that Mr. Prinn will be granted an option to purchase 50,000 shares of common stock of the Company subject to terms to be determined by the Company’s Board of Directors.

The above summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full employment agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

 (d)      Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Bridgeline Digital, Inc. and Michael Prinn dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

Date: January 21, 2011	By:	/s/ Thomas L. Massie
Thomas L. Massie
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Bridgeline Digital, Inc. and Michael Prinn dated January 19, 2011.